UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 3, 2017 (December 28, 2016)
Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On December 28, 2016, the Board of Directors of the Company (the “Board”) appointed each of Clifford A. Bradley and Frederick H. Eppinger (collectively, the “New Independent Directors”) to the Board.

From 2005 to 2015, Mr. Bradley served as the Chairman and Chief Executive Officer of AMERISAFE, Inc., an insurance holding company. Prior to his experience at AMERISAFE, Inc., Mr. Bradley served as a state representative in the Louisiana House of Representatives from 1984 to 1992. Mr. Bradley also served as a director for the National Council on Compensation Insurance, Inc. from 2012 until 2016.

From 2003 to 2016, Mr. Eppinger served as the President, Chief Executive Officer and director of Hanover Insurance Group (fka Allmerica Financial Corp), a holding company whose business operations include insurance products and services in the property and casualty operating segments. Mr. Eppinger currently serves as a director for the Centene Corporation.

Neither Mr. Bradley nor Mr. Eppinger has been appointed to serve on any committee of the Board at this time. As of the date of his appointment, neither of Messrs. Bradley and Eppinger has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Upon their appointment to the Board, each of Messrs. Bradley and Eppinger was awarded a proration of their annual compensation and retainer fees equal to $13,150.68 in cash and 435 shares of common stock, par value $1.00 per share, of the Company. Going forward, each of Messrs. Bradley and Eppinger’s annual compensation and retainer fees will be consistent with that provided to the Company’s other non-management directors. Annual Board compensation for non-management directors was comprised of the following fees for the year following the Company’s 2016 annual meeting of stockholders:

•	Annual cash Board retainer of $40,000

•	Annual stock Board retainer of $60,000, which is fully vested at the time of grant

•	Annual cash Committee Chair retainers in the following amounts:

º	Audit — $15,000

º	Compensation — $10,000

º	Nominating and Corporate Governance — $10,000

•	Meeting fees in the following amounts:

º	Board of Directors — $3,000 in-person/$2,000 telephonic (in the event a director must travel from out of state, an additional $1,000 fee is paid)

º	Audit — $2,500

º	Compensation — $2,000

º	Nominating and Corporate Governance — $2,000

Directors have the option to take the entire annual Board retainer in stock. If they choose this option, they will be granted a 15% bonus on the portion that would otherwise be paid in cash, payable in stock only. In addition, the Company reimburses reasonable expenses incurred for attendance at Board and committee meetings.

Also on December 28, 2016, in accordance with their advance irrevocable resignation letters delivered to the Company in connection with that certain agreement (the “Agreement”), dated as of October 17, 2016, by and among the Company and Starboard Value LP and certain of its affiliates (collectively, “Starboard”), Laurie C. Moore and Governor Frank Keating resigned from the Board of Directors and all applicable committees thereof effective upon the Board’s appointment of the New Independent Directors. Prior to her resignation, Ms. Moore served as a member of the Audit Committee of the Board and the Compensation Committee of the Board. Prior to his resignation, Gov. Keating served as a member of the Compensation Committee of the Board.

The appointment of the New Independent Directors to the Board fulfills the Company’s obligations under the Agreement to appoint two new directors who qualify as “independent” pursuant to the New York Stock Exchange listing standards and the rules and regulations of the U.S. Securities and Exchange Commission.

A copy of the Company’s press release announcing the appointment of the New Independent Directors to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit: No.	Description
99.1	Press release regarding the appointment of two new directors issued by Stewart Information Services Corporation on January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer,
Secretary and Treasurer

Date: January 3, 2017

EXHIBIT INDEX

Exhibit: No.	Description
99.1	Press release regarding the appointment of two new directors issued by Stewart Information Services Corporation on January 3, 2017